Exhibit 99.1

Media Contact:

Julie Hopkins

Medpace Holdings, Inc.

513.579.9911 x12627

j.hopkins@medpace.com

Investor Contact:

investor@medpace.com

FOR IMMEDIATE RELEASE

Medpace Holdings, Inc. Reports Third Quarter 2018 Results

•

Revenue was $179.3 million in the third quarter of 2018. (Under ASC 605, net service revenue of $124.0 million increased 25.6% from net service revenue of $98.7 million for the comparable prior-year period, representing a backlog conversion rate of 21.2%.)

•

Net new business awards were $227.6 million in the third quarter. (Under ASC 605, net new business awards were $150.1 million in the third quarter, representing an increase of 33.9% from net new business awards of $112.1 million for the comparable prior-year period, which resulted in a net book-to-bill ratio of 1.21x.)

•

GAAP net income was $19.3 million, or $0.52 per diluted share, and net income margin was 10.8% in the third quarter of 2018. (Under ASC 605, third quarter 2018 GAAP net income was $24.0 million, or $0.64 per diluted share, versus GAAP net income of $9.8 million, or $0.25 per diluted share, for the comparable prior-year period. Net income margin was 19.4% and 10.0% for the third quarter of 2018 and 2017, respectively.)

•

Adjusted EBITDA was $36.4 million for the third quarter of 2018, resulting in an Adjusted EBITDA margin of 20.3%. (Under ASC 605, Adjusted EBITDA of $42.7 million for the third quarter increased 52.1% from the comparable prior-year period, resulting in an Adjusted EBITDA margin of 34.4%.)

•

Adjusted Net Income was $25.0 million, or $0.67 per diluted share, for the third quarter of 2018. (Under ASC 605, Adjusted Net Income of $29.7 million for the third quarter increased 86.8% from the comparable prior-year period. Adjusted Net Income per diluted share of $0.80 for the third quarter of 2018 increased 100.0% from the comparable prior-year period.)

CINCINNATI, OHIO, October 29, 2018-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Financial Results under ASC 606

Revenue for the three months ended September 30, 2018 was $179.3 million. Backlog as of September 30, 2018 was $1.0 billion and net new business awards were $227.6 million, representing a net book-to-bill ratio of 1.27x for the third quarter of 2018. The Company calculates the net book-to-bill ratio by dividing net new business awards by revenue.

For the third quarter of 2018, total direct costs were $124.0 million, and Adjusted direct costs were $124.8 million. Selling, general and administrative expenses were $18.6 million and Adjusted Selling, general and administrative expenses were $18.5 million for the third quarter 2018.

GAAP net income for the third quarter of 2018 was $19.3 million, or $0.52 per diluted share, which resulted in a net income margin of 10.8%. Adjusted EBITDA for the third quarter of 2018 was $36.4 million, or 20.3% of revenue. Adjusted Net Income was $25.0 million, and Adjusted Net Income per diluted share was $0.67 for the third quarter of 2018.

Third Quarter 2018 Financial Results under ASC 605

Net service revenue for the three months ended September 30, 2018 increased 25.6% to $124.0 million, compared to $98.7 million for the comparable prior-year period. On a constant currency basis, net service revenue for the third quarter of 2018 increased 25.8% compared to the third quarter of 2017.

Backlog as of September 30, 2018 grew 19.4% to $608.7 million from $510.0 million as of September 30, 2017. Net new business awards were $150.1 million, representing a net book-to-bill ratio of 1.21x for the third quarter of 2018, as compared to $112.1 million for the comparable prior-year period.

For the third quarter of 2018, Direct service costs, excluding depreciation and amortization, were $62.5 million, compared to $53.1 million in the third quarter of 2017. Adjusted Direct service costs were $63.3 million for the third quarter 2018, compared to $53.9 million in the third quarter of 2017.

Selling, general and administrative expenses were $18.6 million in the third quarter of 2018, compared to $16.6 million in the third quarter of 2017. Adjusted Selling, general and administrative expenses were $18.5 million for the third quarter 2018 versus $16.5 million in the third quarter of 2017.

GAAP net income for the third quarter of 2018 was $24.0 million, or $0.64 per diluted share, versus GAAP net income of $9.8 million, or $0.25 per diluted share, for the third quarter of 2017. This resulted in a net income margin of 19.4% and 10.0% for the third quarter of 2018 and 2017, respectively.

Adjusted EBITDA for the third quarter of 2018 increased 52.1% to $42.7 million, or 34.4% of net service revenue, compared to $28.0 million, or 28.4% of net service revenue, for the comparable prior-year period. On a constant currency basis, Adjusted EBITDA for the third quarter of 2018 increased 50.1% from the third quarter of 2017.

Adjusted Net Income for the third quarter of 2018 increased 86.8% to $29.7 million, compared to $15.9 million for the comparable prior-year period. Adjusted Net Income per diluted share for the third quarter of 2018 was $0.80 compared to Adjusted Net Income per diluted share of $0.40 for the comparable prior-year period.

A reconciliation of the Company’s non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and Adjusted Net Income per diluted share to the corresponding GAAP measures is provided below.

Balance Sheet and Liquidity

The Company’s Cash and cash equivalents were $22.2 million at September 30, 2018, and the Company generated $52.5 million in cash flow from operating activities during the third quarter of 2018.

Financial Guidance

On January 1, 2018, the Company adopted ASC 606 “Revenue from Contracts with Customers.” For full-year 2018, the Company is providing guidance under ASC 605, excluding the impact of the new accounting standard, for comparability purposes. The Company forecasts 2018 net service revenue in the range of $474.0 million to $479.0 million, representing growth of 22.7% to 23.9% over 2017 net service revenue of $386.5 million. GAAP net income for full year 2018 is forecasted in the range of $79.9 million to $82.1 million. Additionally, full-year 2018 Adjusted EBITDA is expected in the range of $147.0 million to $149.0 million.

Based on forecasted 2018 net service revenue of $474.0 million to $479.0 million and GAAP net income of $79.9 million to $82.1 million, diluted earnings per share (GAAP) is forecasted in the range of $2.16 to $2.22. Adjusted Net Income for 2018 is forecasted in the range of $102.0 million to $104.0 million, compared to Adjusted Net Income of $60.5 million for 2017. Furthermore, Adjusted Net Income per diluted share for 2018 is expected in the range of $2.76 to $2.82 per share.

Conference Call Details

Medpace will host a conference call at 9:00 a.m. ET, Tuesday, October 30, 2018, to discuss its third quarter 2018 results.

To participate in the conference call, dial 800-219-7113 (domestic) or 574-990-1030 (international) using the passcode 2282569.

To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.

A recording of the call will be available at 12:00 p.m. ET on Tuesday, October 30, 2018 until 12:00 p.m. ET on Tuesday, November 13, 2018. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) using the passcode 2282569.

About Medpace

Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its high-science and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 2,800 people across 36 countries.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our anticipated financial results and effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “forecast,” “may,” “could,” “likely,” “anticipate,” “project,” “goal,” “objective,” similar expressions, and variations or negatives of these words.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our financial condition, actual results, performance (including share price performance), or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate; fluctuation in our results between fiscal quarters and years; decreased operating margins due to increased pricing pressure or other pressures; failure to perform our services in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; our failure to successfully execute our growth strategies; the impact of a failure to retain key executives or other personnel or recruit experienced personnel; the risks associated with our information systems infrastructure, including potential security breaches and other disruptions which could compromise our information; our failure to manage our growth effectively; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally, including the effects of tariffs and trade wars; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of changes in tax laws and regulations; the risks associated with our intercompany pricing policies; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services; the risks related to our Phase I clinical services; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; the risks related to our relationships with existing or potential customers who are in competition with each other; our failure to successfully integrate potential future acquisitions; potential impairment of goodwill or other intangible assets; our limited ability to utilize our net operating loss carryforwards or other tax attributes; the risks associated with the use and disposal of hazardous substances and waste; the failure of third parties to provide us critical support services; our limited ability to protect our intellectual property rights; the risks associated with potential future investments in our customers’ business or drugs; general economic conditions in the markets in which we operate, including financial market conditions; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of recent consolidation in the biopharmaceutical industry; failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of or withdraw an approved drug, biologic or medical device from the market; failure to keep pace with rapid technological changes; the impact of industry-wide reputational harm to CROs; the end result of any negotiations between the U.K. government and the EU regarding the terms of the U.K.'s exit from the EU, which could have implications on our research, commercial and general business operations in the U.K. and the EU; changes in U.S. generally accepted accounting principles, including the impact of the changes to the revenue recognition standards; risks related to internal control over financial reporting; our ability to fulfill our debt obligations; the risks associated with incurring additional debt or undertaking additional debt obligations; the effect of covenant restrictions under our debt agreements on our ability to operate our business; our inability to generate sufficient cash to service all of our indebtedness; fluctuations in interest rates; and our dependence on our lenders, which may not be able to fund borrowings under the credit commitments, and our inability to borrow.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on February 27, 2018, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Certain financial measures presented in this press release, such as EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and Adjusted Net Income per diluted share, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and Adjusted Net Income per diluted share or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.

EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, and Adjusted Net Income per diluted share have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the condensed consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Direct costs, Adjusted Selling, general and administrative expenses, Adjusted Net Income, Adjusted Net Income per diluted share to our closest reported U.S. GAAP measures, refer to the appendix of this press release.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We believe that EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income (loss) attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation and amortization with Adjusted EBITDA being further adjusted for unusual and other items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Service revenue, net for each period. Our presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Adjusted Net Income and Adjusted Net Income per diluted share

Adjusted Net Income measures our operating performance by adjusting net income (loss) attributable to Medpace Holdings, Inc. to include cash expenditures related to rental payments on leases classified for accounting purposes as deemed landlord liabilities, and exclude amortization expense, certain stock based compensation award non-cash expenses, certain litigation expenses, deferred financing fees and certain other non-recurring items. Adjusted Net Income per diluted share measures Adjusted Net Income on a per diluted share basis. Management uses these measures to evaluate our core operating results as it excludes certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business, but includes certain items such as depreciation, interest expense and tax expense, which are otherwise excluded from Adjusted EBITDA. We believe the presentation of Adjusted Net Income and Adjusted Net Income per diluted share enhances our investors’ overall understanding of the financial performance. You should not consider Adjusted Net Income or Adjusted Net Income per diluted share as an alternative to Net income (loss) or Net income per diluted share attributable to Medpace Holdings Inc., determined in accordance with U.S. GAAP, as an indicator of operating performance.

Adjusted Direct costs and Adjusted Selling, general and administrative expenses

Adjusted Direct costs and Adjusted Selling, general and administrative expenses are useful to provide information to investors to evaluate core operating expenses as they exclude certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business, but includes certain items such as certain lease payments which are otherwise excluded from core operating expenses. We believe that reporting these metrics enhance our investors’ overall understanding of our core recurring operating expenses. You should not consider Adjusted Direct costs and Adjusted Selling, general and administrative expenses as an alternative to Direct costs, excluding depreciation and amortization and Selling, general and administrative expenses, determined in accordance with U.S. GAAP, as an indicator of operating performance.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	As Reported under ASC 606	Adjustments	As Revised under ASC 605	As Reported under ASC 605
(Amounts in thousands, except per share amounts)	Three Months Ended
	September 30,
	2018	2018	2018	2017
Revenue:
Revenue, net	$179,253	$(179,253)	$-	$-
Service revenue, net	-	123,990	123,990	98,681
Reimbursed out-of-pocket revenue	-	19,102	19,102	11,962
Total revenue	179,253	(36,161)	143,092	110,643
Operating expenses:
Direct service costs, excluding depreciation and amortization	62,520	-	62,520	53,144
Reimbursed out-of-pocket expenses	61,476	(42,374)	19,102	11,962
Total direct costs	123,996	(42,374)	81,622	65,106
Selling, general and administrative	18,606	-	18,606	16,606
Depreciation	2,343	-	2,343	2,237
Amortization	7,390	-	7,390	9,496
Total operating expenses	152,335	(42,374)	109,961	93,445
Income from operations	26,918	6,213	33,131	17,198
Other expense, net:
Miscellaneous income (expense), net	482	-	482	(145)
Interest expense, net	(1,941)	-	(1,941)	(1,906)
Total other expense, net	(1,459)	-	(1,459)	(2,051)
Income before income taxes	25,459	6,213	31,672	15,147
Income tax provision	6,154	1,522	7,676	5,316
Net income	$19,305	$4,691	$23,996	$9,831
Net income per share attributable to common shareholders:
Basic	$0.54	$0.13	$0.67	$0.25
Diluted	$0.52	$0.12	$0.64	$0.25
Weighted average common shares outstanding:
Basic	35,569	-	35,569	38,579
Diluted	37,125	-	37,125	39,329

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	As Reported under ASC 606	Adjustments	As Revised under ASC 605	As Reported under ASC 605
(Amounts in thousands, except per share amounts)	Nine Months Ended
	September 30,
	2018	2018	2018	2017
Revenue:
Revenue, net	$512,474	$(512,474)	$-	$-
Service revenue, net	-	350,210	350,210	287,014
Reimbursed out-of-pocket revenue	-	53,163	53,163	36,456
Total revenue	512,474	(109,101)	403,373	323,470
Operating expenses:
Direct service costs, excluding depreciation and amortization	184,339	-	184,339	156,204
Reimbursed out-of-pocket expenses	173,587	(120,424)	53,163	36,456
Total direct costs	357,926	(120,424)	237,502	192,660
Selling, general and administrative	55,112	-	55,112	46,515
Depreciation	6,883	-	6,883	6,468
Amortization	22,171	-	22,171	28,406
Total operating expenses	442,092	(120,424)	321,668	274,049
Income from operations	70,382	11,323	81,705	49,421
Other expense, net:
Miscellaneous income (expense), net	807	-	807	(642)
Interest expense, net	(6,558)	-	(6,558)	(5,508)
Total other expense, net	(5,751)	-	(5,751)	(6,150)
Income before income taxes	64,631	11,323	75,954	43,271
Income tax provision	14,207	2,686	16,893	15,440
Net income	$50,424	$8,637	$59,061	$27,831
Net income per share attributable to common shareholders:
Basic	$1.41	$0.25	$1.66	$0.70
Diluted	$1.36	$0.24	$1.60	$0.69
Weighted average common shares outstanding:
Basic	35,525	-	35,525	39,803
Diluted	36,795	-	36,795	40,537

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As Reported under ASC 606	Adjustments	As Revised under ASC 605	As Reported under ASC 605
(Amounts in thousands, except share amounts)	As Of
	September 30,			December 31,
	2018	2018	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$22,244	$-	$22,244	$26,485
Restricted cash	7	-	7	7
Accounts receivable and unbilled, net	108,285	(14,113)	94,172	83,079
Prepaid expenses and other current assets	22,549	-	22,549	20,400
Total current assets	153,085	(14,113)	138,972	129,971
Property and equipment, net	52,030	-	52,030	48,739
Goodwill	660,981	-	660,981	660,981
Intangible assets, net	76,569	-	76,569	98,740
Deferred income taxes	446	-	446	6,343
Other assets	6,732	-	6,732	5,943
Total assets	$949,843	$(14,113)	$935,730	$950,717
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	13,602	-	$13,602	$16,674
Accrued expenses	80,328	(49,739)	30,589	23,673
Pre-funded study costs	-	61,136	61,136	57,406
Advanced billings	133,403	(33,446)	99,957	73,756
Current portion of long-term debt	-	-	-	16,500
Other current liabilities	4,794	2,686	7,480	4,697
Total current liabilities	232,127	(19,363)	212,764	192,706
Long-term debt, net, less current portion	113,689	-	113,689	205,111
Deemed landlord liability, less current portion	25,035	-	25,035	26,602
Deferred income tax liability	2,636	(703)	1,933	560
Deferred credit	3,953	-	3,953	11,468
Other long-term liabilities	11,014	-	11,014	10,740
Total liabilities	388,454	(20,066)	368,388	447,187
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	-	-	-	-
Common stock - $0.01 par-value; 250,000,000 shares authorized at September 30, 2018 and December 31, 2017, respectively; 35,587,848 and 35,466,510 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	356	-	356	355
Treasury stock - 200,000 shares at September 30, 2018 and December 31, 2017	(6,030)	-	(6,030)	(6,030)
Additional paid-in capital	636,536	-	636,536	630,341
Accumulated deficit	(67,294)	5,953	(61,341)	(120,402)
Accumulated other comprehensive loss	(2,179)	-	(2,179)	(734)
Total shareholders’ equity	561,389	5,953	567,342	503,530
Total liabilities and shareholders’ equity	$949,843	$(14,113)	$935,730	$950,717

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	As Reported under ASC 606	Adjustments	As Revised under ASC 605	As Reported under ASC 605
(Amounts in thousands)		Nine Months Ended
		September 30,
	2018	2018	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$50,424	$8,637	$59,061	$27,831
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,883	-	6,883	6,468
Amortization	22,171	-	22,171	28,406
Stock-based compensation expense	4,386	-	4,386	3,215
Amortization of debt issuance costs and discount	471	-	471	498
Deferred income tax provision (benefit)	7,260	-	7,260	(420)
Amortization and adjustment of deferred credit	(7,515)	-	(7,515)	-
Other	487	-	487	(615)
Changes in assets and liabilities:
Accounts receivable and unbilled, net	(12,845)	1,238	(11,607)	5,340
Prepaid expenses and other current assets	(2,542)	-	(2,542)	(1,271)
Accounts payable	(1,323)	-	(1,323)	(467)
Accrued expenses	21,613	(14,393)	7,220	(4,840)
Pre-funded study costs	-	3,732	3,732	1,149
Advanced billings	28,277	(1,900)	26,377	2,381
Other assets and liabilities, net	(605)	2,686	2,081	1,058
Net cash provided by operating activities	117,142	-	117,142	68,733
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(12,575)	-	(12,575)	(8,329)
Acquisition of intangibles	-	-	-	(569)
Other	(186)	-	(186)	44
Net cash used in investing activities	(12,761)	-	(12,761)	(8,854)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	1,810	-	1,810	1,187
Repurchases of common stock	-	-	-	(95,260)
Payment of debt	(38,156)	-	(38,156)	(9,281)
Proceeds from revolving loan	-	-	-	40,000
Payments on revolving loan	(70,000)	-	(70,000)	(10,000)
Payment of deemed landlord liability	(1,387)	-	(1,387)	(1,240)
Net cash used in financing activities	(107,733)	-	(107,733)	(74,594)
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(889)	-	(889)	1,555
DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(4,241)	-	(4,241)	(13,160)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	26,492	-	26,492	37,407
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$22,251	$-	$22,251	$24,247

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

	As Reported under ASC 606	Adjustments	As Revised under ASC 605	As Reported under ASC 605
(Amounts in thousands, except per share amounts)	Three Months Ended
	September 30,
	2018	2018	2018	2017
RECONCILIATION OF GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA
Net income (GAAP)	$19,305	$4,691	$23,996	$9,831
Interest expense, net	1,941	-	1,941	1,906
Income tax provision	6,154	1,522	7,676	5,316
Depreciation	2,343	-	2,343	2,237
Amortization	7,390	-	7,390	9,496
EBITDA (Non-GAAP)	$37,133	$6,213	$43,346	$28,786
Corporate campus lease payments (a)	(962)	-	(962)	(945)
Other transaction expenses (c)	278	-	278	205
Adjusted EBITDA (Non-GAAP)	$36,449	$6,213	$42,662	$28,046
Net income margin (GAAP)	10.8%		19.4%	10.0%
Adjusted EBITDA margin (Non-GAAP)	20.3%		34.4%	28.4%

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
Net income (GAAP)	$19,305	$4,691	23,996	$9,831
Amortization	7,390	-	7,390	9,496
Corporate campus lease payments - principal portion (a)	(477)	-	(477)	(427)
Other transaction expenses (c)	278	-	278	205
Deferred financing fees (b)	154	-	154	166
Income tax effect of adjustments (d)	(1,689)	-	(1,689)	(3,398)
Adjusted net income (Non-GAAP)	$24,961	$4,691	$29,652	$15,873

Net income per diluted share (GAAP)	$0.52	$0.12	$0.64	$0.25
Adjusted net income per diluted share (Non-GAAP)	$0.67	$0.13	$0.80	$0.40
Diluted average common shares outstanding	37,125	-	37,125	39,329

RECONCILIATION OF ADJUSTED DIRECT COSTS
Total direct costs (GAAP)	$123,996	(42,374)	81,622	$65,106
Corporate campus lease payments (a)	779	-	779	803
Adjusted total direct costs (Non-GAAP)	$124,775	$(42,374)	$82,401	$65,909

RECONCILIATION OF ADJUSTED DIRECT SERVICE COSTS
Direct service costs, excluding depreciation and amortization (GAAP)	$62,520	$-	62,520	$53,144
Corporate campus lease payments (a)	779	-	779	803
Adjusted direct service costs (Non-GAAP)	$63,299	$-	$63,299	$53,947

RECONCILIATION OF ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE
Selling, general and administrative (GAAP)	$18,606	$-	18,606	$16,606
Corporate campus lease payments (a)	183	-	183	142
Other transaction expenses (c)	(278)	-	(278)	(205)
Adjusted selling, general and administrative (Non-GAAP)	$18,511	$-	$18,511	$16,543

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

	As Reported under ASC 606	Adjustments	As Revised under ASC 605	As Reported under ASC 605
(Amounts in thousands, except per share amounts)	Nine Months Ended
	September 30,
	2018	2018	2018	2017
RECONCILIATION OF GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA
Net income (GAAP)	$50,424	$8,637	$59,061	$27,831
Interest expense, net	6,558	-	6,558	5,508
Income tax provision	14,207	2,686	16,893	15,440
Depreciation	6,883	-	6,883	6,468
Amortization	22,171	-	22,171	28,406
EBITDA (Non-GAAP)	$100,243	$11,323	$111,566	$83,653
Corporate campus lease payments (a)	(2,868)	-	(2,868)	(2,817)
Other transaction expenses (c)	726	-	726	205
Adjusted EBITDA (Non-GAAP)	$98,101	$11,323	$109,424	$81,041
Net income margin (GAAP)	9.8%		16.9%	9.7%
Adjusted EBITDA margin (Non-GAAP)	19.1%		31.2%	28.2%

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
Net income (GAAP)	$50,424	$8,637	$59,061	$27,831
Amortization	22,171	-	22,171	28,406
Corporate campus lease payments - principal portion (a)	(1,387)	-	(1,387)	(1,240)
Other transaction expenses (c)	726	-	726	205
Deferred financing fees (b)	471	-	471	498
Income tax effect of adjustments (d)	(5,056)	-	(5,056)	(10,033)
Adjusted net income (Non-GAAP)	$67,349	$8,637	$75,986	$45,667

Net income per diluted share (GAAP)	$1.36	$0.24	$1.60	$0.69
Adjusted net income per diluted share (Non-GAAP)	$1.83	$0.24	$2.07	$1.13
Diluted average common shares outstanding	36,795	-	36,795	40,537

RECONCILIATION OF ADJUSTED DIRECT COSTS
Total direct costs (GAAP)	$357,926	$(120,424)	$237,502	$192,660
Corporate campus lease payments (a)	2,323	-	2,323	2,394
Adjusted total direct costs (Non-GAAP)	$360,249	$(120,424)	$239,825	$195,054

RECONCILIATION OF ADJUSTED DIRECT SERVICE COSTS
Direct service costs, excluding depreciation and amortization (GAAP)	$184,339	$-	$184,339	$156,204
Corporate campus lease payments (a)	2,323	-	2,323	2,394
Adjusted direct service costs (Non-GAAP)	$186,662	$-	$186,662	$158,598

RECONCILIATION OF ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE
Selling, general and administrative (GAAP)	$55,112	$-	$55,112	$46,515
Corporate campus lease payments (a)	545	-	545	423
Other transaction expenses (c)	(726)	-	(726)	(205)
Adjusted selling, general and administrative (Non-GAAP)	$54,931	$-	$54,931	$46,733

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

FY 2018 GUIDANCE RECONCILIATION UNDER ASC 605 (UNAUDITED)

(Amounts in millions, except per share amounts)	Forecast 2018		Forecast 2018
	Adjusted Net Income		Adjusted Diluted Earnings Per Share		Year ended December 31, 2017
	Low	High	Low	High	Adjusted Net Income	Adjusted Net Income per diluted share
Net income and diluted earnings per share (GAAP)	$79.9	$82.1	$2.16	$2.22	$39.1	$0.98
Adjustments:
Amortization	29.6	29.6	0.80	0.80	37.9	0.95
Other transaction expenses (c)	0.3	0.3	0.01	0.01	0.8	0.02
Corporate campus lease payments - principal portion (a)	(1.9)	(1.9)	(0.05)	(0.05)	(1.6)	(0.04)
Deferred financing fees (b)	0.6	0.6	0.02	0.02	0.7	0.02
Income tax effect of adjustments (d)	(6.5)	(6.7)	(0.18)	(0.18)	(13.6)	(0.34)
Tax reform adjustments (e)	-	-	-	-	(2.8)	(0.07)
Adjusted net income and adjusted net income per diluted share (Non-GAAP)	$102.0	$104.0	$2.76	$2.82	$60.5	$1.52
Depreciation	9.2	9.2
Income tax provision	29.9	29.9
Interest expense, net	5.9	5.9
Adjusted EBITDA (Non-GAAP)	$147.0	$149.0

(a)

Represents cash rental payments on two corporate headquarter buildings that are accounted for as deemed assets and subject to depreciation expense over the life of the lease.   Payments made for these leases are accounted for with a principal portion and an interest portion, consistent with deemed landlord liability accounting.  The interest portion of these payments is included in net cash provided by operating activities in our statement of cash flows.  The principal portion is reflected as a financing activity in our statement of cash flows.  These adjustments for purposes of arriving at Adjusted EBITDA, Adjusted Direct costs, Adjusted Selling, general and administrative expenses and Adjusted Net Income have the effect of presenting these leases consistently with all other office lease rentals that we have globally.

(b)	Represents amortization of the discount and issuance costs deferred on the consolidated balance sheet associated with the issuance of the Senior Secured Credit Facility.
(c)	Represents advisory costs and other fees incurred in connection with the 2017 S-3 registration statement and follow-on offerings.
(d)

Represents the tax effect of the total adjustments at 36% for 2017. Third quarter of 2018 is reflective of an estimated effective tax rate of 23%. For full year 2018 guidance, a tax rate of 22.0% to 25.0% is assumed.

(e)

Consists of one time adjustments due to U.S. federal tax reform passed in December 2017, including revaluation of deferred credit, partially offset by revaluation of deferred tax assets and deferred tax liabilities, transition tax, and other miscellaneous tax reform related items.